Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Contact:
Heide Erickson
Capella Education Company
612.977.5172
Heide.Erickson@capella.edu

Media Contact:
Mike Buttry
Capella Education Company
612.977.5499
Mike.Buttry@capella.edu

Capella Education Company Reports Third Quarter 2017 Results

MINNEAPOLIS, Oct. 30, 2017 - Capella Education Company (NASDAQ: CPLA), a leading educational services company, today announced financial results for the three and nine months ended Sept. 30, 2017. In a separate news release today, Strayer Education, Inc. (“Strayer”) (NASDAQ: STRA) and Capella Education Company (“Capella”) announced that they have agreed to combine in an all-stock merger of equals transaction creating a national leader in education innovation. Please refer to that release for details on the merger. The following commentary is just related to Capella’s financial results.

“We stabilized new enrollment trends for Capella University in the third quarter of 2017, and new enrollment growth trending into the fourth quarter is positive,” said Kevin Gilligan, chairman and chief executive officer. “Our goal is to position Capella for long-term sustainable growth by delivering the most direct path between learning and employment, differentiate our offerings with learners and employers, and create shareholder value.”

Selected Financial Data for the Three Months Ended Sept. 30, 2017

Revenues were $107.0 million in the third quarter of 2017, up 1.0 percent compared to $105.9 million in the third quarter of 2016. Operating income was $13.8 million, compared to $15.3 million for the same period in 2016. The operating margin was 12.9 percent, compared to 14.5 percent for the third quarter 2016. Diluted net income per common share from continuing operations was $0.73, compared to $0.81 for the same period in 2016.

Operating and Segment Highlights

•	The “Post-Secondary” segment is comprised of Capella University and Sophia Learning; the “Job-Ready Skills” segment consists of Capella Learning Solutions, Hackbright Academy and DevMountain.

•
For the Post-Secondary segment, third quarter 2017 revenues were $104.4 million, up 0.9 percent compared to $103.5 million in the same period a year ago. The operating margin was 15.5 percent in the third quarter 2017, compared to 16.4 percent in the third quarter of 2016. Results are primarily attributable to Capella University.

•
Capella University total active enrollment decreased 1.3 percent to 37,223 learners, new enrollment decreased by 2.1 percent compared to third quarter 2016, and early cohort persistence improved by approximately 2 percent.

•
Revenues for the Job-Ready Skills segment were $2.6 million in the third quarter of 2017 compared to $2.4 million in the same period of 2016. The operating loss was $2.4 million in the third quarter 2017, compared to a loss of $1.6 million in the third quarter of 2016.

Balance Sheet and Cash Flow

At Sept. 30, 2017, Capella Education Company had cash and marketable securities of $186.9 million, compared to $162.3 million at Dec. 31, 2016, and no debt as of these dates.

Cash provided by operating activities from continuing operations for the nine months ended Sept. 30, 2017 was $56.3 million compared to $76.8 million in the same period a year ago.

Dividend

A quarterly cash dividend of $0.41 per outstanding share of common stock was declared during the third quarter of 2017. The dividend was paid on Oct. 13, 2017.

In the third quarter of 2017, Capella Education Company repurchased approximately 37,000 shares of Capella stock for total consideration of $2.5 million. The remaining authorization as of the end of the third quarter was $27.9 million.

Outlook

Due to the pending merger transaction, the Company is not providing a financial outlook at this time and has also suspended any prior guidance provided.

Conference Call

In light of the pending merger announced today, Oct. 30, 2017, the Company will not be discussing the third quarter 2017 financial results in an investor conference call. A conference call to discuss the merger announcement is scheduled for today, Oct. 30, 2017, at 8:00 a.m. Eastern time (ET). To participate in the live call please dial 866.547.1509 (domestic) or 920.663.6208 (international) at 7:50 a.m. (ET), conference ID# 6889128. The live webcast and replay, including the accompanying presentation, will be available on the Capella Education Company Web site at www.capellaeducation.com in the investor relations section.

Forward-Looking Statements

Certain information in this news release does not relate to historical financial information, including statements relating to future prospects and expectations regarding our growth, revenues, enrollment, and operating performance, and should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company cautions investors not to place undue reliance on any such forward-looking statements, which are based on information available at the time those statements are made or management's good faith belief as of that time with regard to future events, and should not be read as a guarantee of future performance or results. Such statements are subject to risks and uncertainties which could cause the company's actual results to differ materially from historical results and from results presently anticipated or projected. The company undertakes no obligation to update its forward-looking statements.

Among these risks and uncertainties are any failure to materially comply with the extensive regulatory framework applicable to us, including compliance with Title IV of the Higher Education Act and the regulations thereunder; complying with U.S. Department of Education rules, including those regarding incentive compensation, gainful employment, return of Title IV funds, borrower defenses to repayment, financial responsibility standards, state authorization, certifications and program requirements; maintaining our business in accordance with regional and specialized accreditation standards and state regulatory and program approval requirements; adapting to changes in the administration, funding and availability for Title IV programs; successfully defending litigation and other claims; any governmental action or review of our business, marketing, or financial aid practices, including by any state attorneys general, the federal Consumer Financial Protection Bureau, the Federal Trade Commission, the Minnesota Office of Higher Education or other state or federal regulatory bodies; successfully growing our FlexPath programs; maintaining and expanding existing commercial relationships with employers and developing new employer and business partner relationships; improving our conversion rate and effectively optimizing our marketing strategy and spend; successfully managing our learner success, doctoral enrollment and degree completion efforts; keeping up with advances in technology important to the online learner experience; effectively managing data security risks; successfully integrating acquisitions; successfully growing Capella Learning Solutions’ new business lines; and managing risks associated with the overall competitive environment and general economic conditions. The company also faces risks and uncertainties relating to the proposed merger transaction with Strayer Education, Inc., including the ability to satisfy the conditions to consummation of the merger; the risk that required governmental and regulatory approvals may delay the merger transaction or result in the imposition of conditions that could cause the parties to abandon the merger transaction or materially impact the financial benefits of the transaction; the risk that the businesses will not be integrated successfully; the risk that the cost savings and anticipated synergies from the merger transaction may not be fully realized or may take longer to realize than expected; disruption from the proposed merger transaction making it more difficult to maintain relationships with learners, employers, employees or suppliers; the diversion of management time on merger-related issues and the risk of shareholder class action lawsuits against the company, its management team and board of directors.

Other factors that could cause the company’s results to differ materially from those contained in its forward-looking statements include those described in the “Risk Factors” section of our most recent Annual Report on Form 10-K on file with the Securities and Exchange Commission (SEC) and any updates or developments described in our Quarterly Reports on Form 10-Q, or other documents the company files with the SEC.

About Capella Education Company
Capella Education Company (http://www.capellaeducation.com) is an educational services company that provides access to high-quality education through online postsecondary degree programs and job-ready skills offerings needed in today’s market. Capella’s portfolio of companies is dedicated to closing the skills gap by providing the most direct path between learning and employment.

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CAPELLA EDUCATION COMPANY
Consolidated Balance Sheets
(In thousands, except par value)

	As of September 30, 2017	As of December 31, 2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$112,216	$93,570
Marketable securities, current	55,113	45,458
Accounts receivable, net of allowance of $7,507 at September 30, 2017 and $6,682 at December 31, 2016	22,981	20,708
Prepaid expenses and other current assets	9,488	17,877
Total current assets	199,798	177,613
Marketable securities, non-current	19,554	23,320
Property and equipment, net	36,510	34,121
Goodwill	23,331	23,310
Intangibles, net	8,665	9,221
Deferred income taxes	—	1,853
Other assets	8,853	7,875
Total assets	$296,711	$277,313
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$682	$4,367
Accrued liabilities	30,323	31,302
Dividends payable	4,987	4,945
Deferred revenue	17,468	12,398
Total current liabilities	53,460	53,012
Deferred rent	12,641	13,693
Deferred income taxes	721	—
Other liabilities	2,017	2,316
Total liabilities	68,839	69,021
Shareholders’ equity:
Common stock, $0.01 par value: Authorized shares — 100,000, Issued and Outstanding shares — 11,637 at September 30, 2017 and 11,545 at December 31, 2016	116	115
Additional paid-in capital	127,056	121,581
Accumulated other comprehensive loss	(16)	(93)
Retained earnings	100,716	86,689
Total shareholders’ equity	227,872	208,292
Total liabilities and shareholders’ equity	$296,711	$277,313

CAPELLA EDUCATION COMPANY
Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(Unaudited)
Revenues	$107,007	$105,909	$328,379	$318,082
Costs and expenses:
Instructional costs and services	49,621	47,656	146,402	138,469
Marketing and promotional	26,660	25,338	81,493	76,140
Admissions advisory	7,112	7,408	22,215	22,116
General and administrative	9,852	10,159	31,535	31,410
Total costs and expenses	93,245	90,561	281,645	268,135
Operating income	13,762	15,348	46,734	49,947
Other income, net	229	46	392	79
Income from continuing operations before income taxes	13,991	15,394	47,126	50,026
Income tax expense	5,237	5,807	16,446	19,089
Income from continuing operations	8,754	9,587	30,680	30,937
Income from discontinued operations, net of tax	—	2,963	95	606
Net income	$8,754	$12,550	$30,775	$31,543
Basic net income per common share:
Continuing operations	$0.75	$0.83	$2.64	$2.66
Discontinued operations	—	0.26	0.01	0.05
Basic net income per common share	$0.75	$1.09	$2.65	$2.71
Diluted net income per common share:
Continuing operations	$0.73	$0.81	$2.57	$2.61
Discontinued operations	—	0.25	—	0.05
Diluted net income per common share	$0.73	$1.06	$2.57	$2.66
Weighted average number of common shares outstanding:
Basic	11,659	11,538	11,621	11,647
Diluted	11,936	11,790	11,955	11,872
Cash dividend declared per common share	$0.41	$0.39	$1.23	$1.17

CAPELLA EDUCATION COMPANY
Consolidated Statements of Cash Flows
(In thousands)

	Nine Months Ended September 30,
	2017	2016
	(Unaudited)
Operating activities
Net income	$30,775	$31,543
Income from discontinued operations, net of tax	95	606
Income from continuing operations	30,680	30,937
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for bad debts	9,267	7,686
Depreciation and amortization	14,936	15,751
Amortization of investment discount/premium, net	1,133	1,608
Impairment of property and equipment	440	404
Loss on disposal of property and equipment	380	143
Share-based compensation	5,184	5,434
Excess tax benefits from stock-based compensation	—	(378)
Deferred income taxes	2,594	(5,016)
Changes in operating assets and liabilities
Accounts receivable	(11,541)	(9,938)
Prepaid expenses and other current assets	996	(1,603)
Accounts payable and accrued liabilities	(6,031)	7,863
Income taxes payable	4,280	4,058
Deferred rent	(1,052)	12,193
Deferred revenue	5,069	7,692
Net cash provided by operating activities - continuing operations	56,335	76,834
Net cash provided by (used in) operating activities - discontinued operations	95	(2,831)
Net cash provided by operating activities	56,430	74,003
Investing activities
Acquisitions, net of cash acquired	—	(32,101)
Capital expenditures	(17,763)	(14,703)
Investment in partnership interests	(868)	(3,551)
Purchases of marketable securities	(55,437)	(21,810)
Maturities of marketable securities	48,535	25,635
Net cash used in investing activities - continuing operations	(25,533)	(46,530)
Net cash provided by investing activities - discontinued operations	3,243	13,792
Net cash used in investing activities	(22,290)	(32,738)
Financing activities
Excess tax benefits from share-based compensation	—	378
Net payments related to share-based award activities	1,273	2,339
Payment of dividends	(14,293)	(13,756)
Repurchases of common stock	(2,476)	(22,517)
Net cash used in financing activities - continuing operations	(15,496)	(33,556)
Effect of foreign exchange rates on cash	2	(23)
Net increase in cash and cash equivalents	18,646	7,686
Cash and cash equivalents and cash of business held for sale at beginning of period	93,570	88,027
Cash and cash equivalents at end of period	$112,216	$95,713
Supplemental disclosures of cash flow information
Income taxes paid	$9,575	$20,044
Non-cash investing and financing activities:
Purchase of equipment included in accounts payable and accrued liabilities	$609	$523
Declaration of cash dividend to be paid	4,847	4,554
Repurchases of common stock included in accrued liabilities	21	—
Receivable due from sale of business	—	4,539

CAPELLA EDUCATION COMPANY
Segment Reporting
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(Unaudited)
Revenues
Post-Secondary	$104,373	$103,488	$320,828	$314,704
Job-Ready Skills	2,634	2,421	7,551	3,378
Consolidated Revenues	$107,007	$105,909	$328,379	$318,082
Operating income (loss)
Post-Secondary	$16,183	$16,970	$54,188	$56,254
Job-Ready Skills	(2,421)	(1,622)	(7,454)	(6,307)
Consolidated operating income	13,762	15,348	46,734	49,947
Other income, net	229	46	392	79
Income from continuing operations before income taxes	$13,991	$15,394	$47,126	$50,026

Note: The summary of financial information by reportable segment above excludes the results of operations for Arden University, which are presented as discontinued operations in our Consolidated Statements of Income.

CAPELLA UNIVERSITY
Other Information

	September 30,
Capella University Enrollment by Degree (a):	2017	2016	% Change
Doctoral	8,932	9,257	(3.5)%
Master's	17,462	17,761	(1.7)%
Bachelor's	9,752	9,644	1.1%
Other	1,077	1,046	3.0%
Total	37,223	37,708	(1.3)%

(a) Enrollment in the table above includes learners who are actively enrolled during the last month of the quarters ended September 30, 2017 and 2016, respectively.